                                                                  EXECUTION COPY

                             GLOBECOMM SYSTEMS INC.
                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is made and entered into as of December 31, 2003, by and among Globecomm Systems Inc., a
Delaware corporation (the "COMPANY"), and each of the purchasers listed on
Exhibit A attached hereto (collectively, the "PURCHASERS" and individually, a
"PURCHASER").

                                    RECITALS

         WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to one million five hundred thousand (1,500,000) units (each, a "UNIT"), each unit consisting of one share of common stock, par value $0.001 per share, of the Company (the "COMMON
STOCK") and one-half (0.5) five year warrants ("WARRANTS"), on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the
Securities Act of 1933, as amended (the "SECURITIES ACT").

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   AGREEMENT TO PURCHASE AND SELL STOCK.

              (a) Authorization. The Company's Board of Directors has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of up to one million five hundred thousand (1,500,000) Units, consisting in the aggregate of up to one million five hundred thousand (1,500,000) shares of
Common Stock (the "PURCHASED SHARES") and seven hundred fifty thousand (750,000)
five year warrants, substantially in the form attached hereto as Exhibit B. Each whole warrant included in the Units shall be exercisable to purchase one share of Common Stock at $5.50 per share (the "PURCHASED WARRANTS" and together with the Purchased Shares, the "PURCHASED SECURITIES").

              (b) Agreement to Purchase and Sell Securities. Subject to the
terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the
Closing (as defined below), that number of Units set forth opposite such
Purchaser's name on Exhibit A attached hereto. The purchase price of each Unit
(the "PER UNIT PRICE") shall be $4.50.

              (c) Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Purchased Securities for working capital and general corporate purposes, as well as for strategic purposes in connection with selected acquisitions that may be considered in the future to expand its product and service offerings.

              (d) Obligations Several Not Joint. The obligations of each
Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.
Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the
Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

         2. CLOSING. The purchase and sale of the Purchased Securities shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third
Avenue, New York, New York, at 2:00 p.m. eastern time, on December 31, 2003, or at such other time and place as the Company and Purchasers representing a majority of the Units to be purchased, mutually agree upon (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, the Company
shall, against delivery of payment for the Purchased Securities by wire transfer of immediate available funds in accordance with the Company's instructions, (i)
authorize its transfer agent to issue to each Purchaser one or more stock certificates (the "CERTIFICATES") registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate
Questionnaire (attached hereto as Appendix I) (the "STOCK CERTIFICATE
QUESTIONNAIRE"), representing the number of Purchased Shares set forth opposite the appropriate Purchaser's name on Exhibit A hereto, and bearing the legend set forth in Section 4(j) herein and (ii) issue the number of Purchased Warrants set forth across such Purchaser's name on Exhibit A hereto. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier.
The date of the Closing is referred to herein as the Closing Date.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that the statements in this Section 3 are true and correct, except as set forth in the SEC Documents (as defined below):

              (a) Organization Good Standing and Qualification. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to
(i) carry on its business as presently conducted and (ii) enter into this
Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The
Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole.

              (b) Capitalization. The capitalization of the Company, without listing the Purchased Securities to be purchased pursuant to this Agreement, is as follows:

                                      -2-

                   (i) The authorized capital stock of the Company consists of
22,000,000 shares of Common Stock and 3,000,000 shares of preferred stock,
$0.001 par value per share ("PREFERRED STOCK"), of which 300,000 shares of
Preferred Stock have been designated as Series A Junior Participating Preferred
Stock.

                   (ii) As of December 30, 2003, the issued and outstanding
capital stock of the Company consisted of 12,557,182 shares of Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

                   (iii) As of December 30, 2003, there were no issued and
outstanding shares of Preferred Stock.

                   (iv) As of December 30, 2003, the Company had (a) 3,493,009
shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Company's Amended and Restated 1997 Stock Incentive
Plan (the "OPTION PLAN") and (b) 863,468 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

                   (v) As of December 30, 2003, the Company had 85,455 shares of
Common Stock available for future grant under the Option Plan.

                   (vi) As of December 30, 2003, the Company had 196,966 shares of Common Stock reserved for future purchase by employees of the Company under the Company's 1999 Employee Stock Purchase Plan.

         With the exception of the foregoing in this Section 3(b), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of
Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

              (c) Subsidiaries. Except for NetSat Express, Inc., a Delaware
corporation, Globecomm Systems Europe Limited, a United Kingdom corporation, and
GSI Properties Corp., a New York corporation (collectively, the "SUBSIDIARIES"), the Company does not have any subsidiaries, and, except as set forth in the
Disclosure Letter attached hereto as Exhibit C, the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.

              (d) Due Authorization. All corporate actions on the part of the
Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the
Purchased Securities being sold under this Agreement have been taken, no further consent or authorization of the Company or the Board of Directors or its
stockholders is required (including with respect to NASD Marketplace Rule
4350(i)(1)(D)), and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or

                                      -3-

affecting the enforcement of creditors' rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

              (e) Valid Issuance of Purchased Securities.

                   (i) Purchased Shares. The Purchased Shares will be, upon
payment therefor by the Purchasers in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Purchased
Shares and will not be subject to any pre-emptive rights or similar rights.

                   (ii) Purchased Warrants. The warrants to be issued pursuant to this Agreement will be, upon payment therefor by the Purchasers in accordance with this Agreement, duly authorized and validly issued, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Purchased
Warrants and will not be subject to any pre-emptive rights or similar rights.

                   (iii) Underlying Shares of Common Stock. The issuance of the shares of Common Stock issued or issuable from time to time upon the exercise of the Purchased Warrants (the "UNDERLYING SHARES") will be, and at all times prior to such exercise, will have been, duly authorized, duly reserved for issuance upon such exercise and payment of the exercise price of the Purchased Warrants, and will be, upon such exercise and payment, validly issued, fully-paid and non-assessable free from all taxes, liens, claim, encumbrances with respect to the issuance of such shares and will not be subject to any pre-emptive rights or similar rights.

                   (iv) Compliance with Securities Laws. Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Purchased
Securities (assuming no change in applicable law and no unlawful distribution of the Purchased Securities by the Purchasers or other parties) will be issued to the Purchasers in compliance with applicable exemptions from (1) the registration and prospectus delivery requirements of the Securities Act and (2)
the registration and qualification requirements of all applicable securities laws of the states of the United States.

              (f) Governmental Consents. No consent, approval, order or
authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company is required in connection with the issuance of the Purchased Securities to the Purchasers, or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filing of a notification form with The Nasdaq National Market ("NASDAQ") and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws and the listing requirements of Nasdaq.

              (g) Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including issuance of the Purchased
Securities), do not (i) contravene or conflict with the Amended and Restated
Certificate of Incorporation (the "CERTIFICATE OF

                                      -4-

INCORPORATION") or Amended and Restated Bylaws (the "BYLAWS") of the Company;
(ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company; or
(iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any material contract to which the Company is a party or any material permit, license or similar right relating to the Company or by which the Company may be bound or affected.

              (h) Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("ACTION") pending or, to the Company's knowledge, threatened in writing: (i) against the Company, its activities, properties or assets, or any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, that is reasonably likely to have a Material Adverse
Effect on the Company, or (ii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement (including the issuance of the Purchased Securities). The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action is currently pending nor does the Company intend to initiate any Action that is reasonably likely to have a
Material Adverse Effect on the Company.

              (i) Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of the Certificate of Incorporation or the Bylaws. The Company has complied and is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of
America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company's business or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect.

              (j) Material Non-Public Information. The Company has not provided, and will not provide, to the Purchasers any material non-public information other than information related to the transactions contemplated by this
Agreement, all of which information related to the transactions contemplated hereby shall be disclosed by the Company pursuant to Section 9(m) hereof.

              (k) SEC Documents.

                        (1) Reports. The Company has filed in a timely manner
all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder. The Company has made available to the
Purchasers prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended June 30, 2003 (the "FORM 10-K"), its quarterly report on
Form 10-Q for the fiscal quarter ended September 30, 2003 (the "FORM 10-Q"), its
Proxy Statement for its Annual Meeting of Stockholders held on November 18, 2003
(the "PROXY STATEMENT"), and any Current Report on Form 8-K for events occurring since June 30, 2003 ("FORM 8-KS") filed by the Company with the SEC (the Form
10-K, the Form 10-Q, the Proxy Statement and the Form

                                      -5-

8-Ks are collectively referred to herein as the "SEC DOCUMENTS"). Each of the
SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Company with the
SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.

                        (2) Sarbanes-Oxley. The Chief Executive Officer and the
Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the
Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

                        (3) Financial Statements. The financial statements of
the Company in the SEC Documents present fairly, in accordance with United
States generally accepted accounting principles ("GAAP"), consistently applied, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments.

              (l) Absence of Certain Changes Since the Balance Sheet Date.
Except as set forth in the Disclosure Letter, since September 30, 2003, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

                   (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the
Company's capital stock;

                   (ii) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse
Effect;

                   (iii) any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a
Material Adverse Effect;

                   (iv) any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                                      -6-

                   (v) any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

                   (vi) any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect.

              (m) Intellectual Property. The Company owns or possesses
sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information (collectively, "INTELLECTUAL PROPERTY"), which are necessary to conduct its businesses as currently conducted, except where the failure to currently own or possess would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. The Company has not received any written notice of, and has no actual knowledge of, any infringement of or conflict with asserted rights of others with respect to any
Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and to the Company's knowledge, none of the patent rights owned or licensed by the Company are unenforceable or invalid.

              (n) Registration Rights. Except as provided in Section 5 herein, effective upon the Closing, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the
SEC or registered or qualified with any other governmental authority.

              (o) Title to Property and Assets. The properties and assets of the
Company are owned by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for (i)
statutory liens for the payment of current taxes that are not yet delinquent and
(ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Company. With respect to the property and assets it leases, the
Company is in compliance with such leases in all material respects.

              (p) Taxes. The Company has filed or has valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against it.

              (q) Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect.

              (r) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                                      -7-

              (s) Internal Accounting Controls. The Company and the Subsidiaries
maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (t) Transactions With Officers and Directors. Except as set forth in the Disclosure Letter, none of the officers or directors of the Company has entered into any transaction with the Company or any Subsidiary that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC.

              (u) General Solicitation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the
Purchased Securities.

              (v) Registration Statement Matters. The Company meets the
eligibility requirements for use of a Form S-3 Registration Statement for the
resale of the Purchased Shares by the Purchasers. Assuming the completion and timely delivery of the Registration Statement Questionnaire (attached hereto as
Appendix II) (the "REGISTRATION STATEMENT QUESTIONNAIRE") by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares (as defined below).

              (w) No Integrated Offering. Neither the Company, nor any Affiliate
(as hereafter defined) of the Company, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, any applicable state securities laws or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the
Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Purchased Securities to be integrated with other offerings.

              (x) Nasdaq Listing Matters. The Common Stock of the Company is
registered and listed on Nasdaq under the ticker symbol "GCOM." The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of Nasdaq. The issuance and sale of the Purchased
Securities under this Agreement does not contravene the rules and regulations of
Nasdaq.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE
PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, and agrees that:

                                      -8-

              (a) Organization Good Standing and Qualification. The Purchaser
has all corporate, limited liability company, partnership, trust or individual power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

              (b) Authorization. The execution of this Agreement has been duly authorized by all necessary corporate, limited liability company, partnership, trust or individual action on the part of the Purchaser. This Agreement constitutes the Purchaser's legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (2)
the effect of rules of law governing the availability of equitable remedies and
(ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

              (c) Litigation. There is no Action pending to which such Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

              (d) Purchase for Own Account. The Purchased Securities are being acquired for investment for the Purchaser's own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this
Agreement. The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Securities. The Purchaser does not have any agreement or understanding, direct or indirect, with any other person or entity, to sell or otherwise distribute the Purchased Securities.

              (e) Investment Experience. The Purchaser understands that the purchase of the Purchased Securities involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Purchased Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased
Securities and protecting its own interests in connection with this investment.

              (f) Accredited Purchaser Status. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities
Act.

              (g) Reliance Upon Purchaser's Representations. The Purchaser
understands that the issuance and sale of the Purchased Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof, and that the Company's reliance on such exemption is based on each Purchaser's representations set forth herein.

              (h) Receipt of Information. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Purchased Securities and the business, properties, prospects and

                                      -9-

financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Purchased Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such
Purchaser or its representatives or counsel shall modify, amend or affect such
Purchaser's right to rely on the truth, accuracy and completeness of such information and the Company's representations and warranties contained in this
Agreement.

              (i) Restricted Securities. The Purchaser understands that the
Purchased Securities have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment or transfer of the Purchased Securities may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (iii) such holder provides the
Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Shares or the Underlying Shares, as the case may be, can be sold pursuant to Rule 144 promulgated under the
Securities Act ("RULE 144") or (iv) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period. Notwithstanding anything to the contrary contained in this Agreement, including but not limited to in Section 5(c)(i) below, the Purchaser may transfer (without restriction and without the need for an opinion of counsel) the Purchased Shares or the
Underlying Shares to its Affiliates (as defined below) provided that each such
Affiliate is an "accredited investor" under Regulation D, and such Affiliate agrees to be bound by the terms and conditions of this Agreement.

         For the purposes of this Agreement, an "AFFILIATE" of any specified
Purchaser means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified
Purchaser. For purposes of this definition, "CONTROL" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

              (j) Legends.

                   (i) Purchased Shares and Underlying Shares. The Purchaser
agrees that the certificates for the Purchased Shares and the Underlying Shares
shall bear the following legend:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
              REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
              "SECURITIES ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY
              NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF
              A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES
              ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY
              PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED
              WITHOUT

                                      -10-

              VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS
              AND RULES."

         In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

                   (ii) Warrant. The Purchase agrees that Warrants shall bear the following legend:

              "THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE
              NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
              (THE "ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT
              BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A
              REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT
              AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR
              TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED
              WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE
              LAWS AND RULES."

              (k) Questionnaires. The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement
Questionnaire for use in preparation of the Registration Statement (as defined in Section 5(a)(ii) below), and the answers to such questionnaires are true and correct as of the date of this Agreement; provided, that the Purchasers shall be entitled to update such information by providing written notice thereof to the
Company before the effective date of the Registration Statement.

              (l) Restrictions on Short Sales. The Purchaser represents, warrants and covenants neither the Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser's investments or trading or information concerning such Purchaser's investments, including in respect of the
Purchased Securities, or (z) is subject to such Purchaser's review or input concerning such Affiliate's investments or trading, has or will, directly or indirectly, during the period beginning on the date on which C.E. Unterberg,
Towbin, a financial advisor to the Company, first contacted such Purchaser regarding the transactions contemplated by this Agreement (and involving the
Company) and ending on the Closing Date, engage in (i) any "short sales" (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the
Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement
(whether any such transaction is to be settled by delivery of Common Stock, other

                                      -11-

securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Purchased Securities by the Purchaser or (ii) any hedging transaction which establishes a net short position with respect to the Purchased Securities
(clauses (i) and (ii) together, a "SHORT SALE"); except for (A) Short Sales by the Purchaser or Affiliate of such Purchaser which was, prior to the date on which such Purchaser was first contacted by C.E. Unterberg, Towbin regarding the transactions contemplated by this Agreement, a market maker for the Common
Stock, provided that such Short Sales are in the ordinary course of business of such Purchaser or Affiliate of such Purchaser and are in compliance with the
Securities Act, the rules and regulations of the Securities Act and such other securities laws as may be applicable, (B) Short Sales by the Purchaser or an
Affiliate of such Purchaser which by virtue of the procedures of such Purchaser are made without knowledge of the transactions contemplated by this Agreement or
(C) Short Sales by the Purchaser or an Affiliate of such Purchaser to the extent that such Purchaser or Affiliate of such Purchaser is acting in the capacity of a broker-dealer executing unsolicited third-party transactions.

              (m) Confidentiality. The Purchaser agrees to use any information it receives in the course of and in connection with this transaction for the sole purpose of evaluating a possible investment in the Purchased Securities and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing any such information, this Agreement, or any other offering materials provided by the Company in connection with the Purchaser's consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other governmental order or any other applicable legal procedure, it shall provide the
Company with reasonably prompt notice of any such request or order to enable the
Company to seek an appropriate protective order and shall provide the Company with reasonable assistance in obtaining such protective order at the Company's sole expense. Notwithstanding anything herein to the contrary, any party to this
Agreement (and any employee, representative, or other agent of any party to this
Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this
Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

         5. FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT.

              (a) Form D Filing; Registration of the Purchased Shares and the
Underlying Shares. The Company hereby agrees that it shall:

                   (i) file in a timely manner a Form D relating to the sale of the Purchased Securities under this Agreement, pursuant to Regulation D promulgated under the Securities Act;

                                      -12-

                   (ii) prepare and file with the SEC as soon as practicable and in no event later than thirty (30) days following the Closing, a registration statement on Form S-3 (the "REGISTRATION STATEMENT"), to enable the resale of the Purchased Shares and the sale of the Underlying Shares (together with any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Purchased Shares or the
Underlying Shares, the "REGISTRABLE SHARES") by the Purchasers from time to time on Nasdaq and use all commercially reasonable efforts to cause such Registration
Statement to be declared effective as promptly as possible after filing, but in any event, within ninety (90) days following the Closing Date or, in the event of a review of the Registration Statement by the SEC, within one hundred twenty
(120) days following the Closing Date, and to remain continuously effective until the earlier of (1) the second anniversary of the effective date of the
Registration Statement, (2) the date on which all Registrable Shares purchased by the Purchasers pursuant to this Agreement have been sold thereunder or (3)
the date on which the Registrable Shares can be sold by nonaffiliates of the
Company pursuant to Rule 144(k) promulgated under the Securities Act (the
"REGISTRATION PERIOD"). In the event that the Company does not meet the requirements for the use of Form S-3, the Company shall use such other form as is available for such a registration, and shall convert such other form to Form
S-3, or file a replacement registration statement on Form S-3, promptly after the first date on which it meets such requirements;

                   (iii) prepare and file with the SEC such amendments
(including post-effective amendments) and supplements to the Registration
Statement and the Prospectus (as defined below) used in connection therewith as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period;

                   (iv) furnish to the Purchasers with respect to the
Registrable Shares registered under the Registration Statement such reasonable number of copies of any prospectus in conformity with the requirements of the
Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the
Registrable Shares by the Purchasers;

                   (v) use its commercially reasonable efforts to file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                   (vi) take all such action as is required of it to cause the
Registrable Shares to be listed on Nasdaq on the Closing Date;

                   (vii) promptly notify the Purchasers in writing when the
Registration Statement has been declared effective;

                   (viii) promptly notify the Purchasers in writing of the
existence of any fact or the happening of any event, during the Registration
Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading

                                      -13-

(provided, however, that no notice by the Company shall be required pursuant to this subsection (viii) in the event that the Company either contemporaneously files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the
Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such
Registration Statement no longer containing any such untrue or misleading statements);

                   (ix) furnish to each Purchaser upon written request, from the date of this Agreement until the end of the Registration Period, one copy of its periodic reports filed with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder; and

                   (x) bear all expenses in connection with the procedures
described in paragraphs (i) through (ix) of this Section 5(a) and the registration of the Registrable Shares pursuant to the Registration Statement other than fees and expenses, if any, of legal counsel or other advisers to the
Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5(a) with respect to Registrable Shares held by a Purchaser that such Purchaser shall timely furnish to the Company a completed Registration Statement Questionnaire on or before the Closing Date and such other written information regarding itself, the Registrable Shares to be sold by such Purchaser, and the intended method of disposition of the
Registrable Shares as shall be required to effect the registration of the
Registrable Shares. The Purchasers shall update such information as and when necessary by written notice to the Company.

              (b) Liquidated Damages.

                   (i) Delay in Effectiveness of Registration Statement. In the
event that the Registration Statement is not declared effective within ninety
(90) days following the Closing Date or, in the event of a review of the
Registration Statement by the SEC, within one hundred twenty (120) days following the Closing Date, the Company shall pay to each Purchaser liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), a rate equal to one percent (1%) per month of the total purchase price of the Purchased Securities purchased by such
Purchaser pursuant to this Agreement. Such liquidated damages shall be payable monthly in cash.

                   (ii) Lapse in Effectiveness of Registration Statement. In the
event that the Registration Statement is filed and declared effective but, during the Registration Period, shall thereafter cease to be effective or useable or the prospectus included in the Registration Statement (the
"PROSPECTUS", as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such
Prospectus) ceases to be usable, in either case, in connection with resales of
Registrable Shares, without such lapse being cured within ten (10) business days
(the "CURE PERIOD") by a post-effective amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such lapse, then the Company shall pay to each Purchaser, liquidated damages (in addition to the rights and

                                      -14-

remedies available to each Purchaser under applicable law and this Agreement), for the period from and including the first day following the expiration of the
Cure Period until, but excluding, the earlier of (1) the date on which such failure is cured and (2) the date on which the Registration Period expires, at a rate equal to two percent (2%) per annum (pro rata on a 360 day basis) of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement. Such liquidated damages shall be payable monthly in cash.

              (c) Transfer of Registrable Shares After Registration; Suspension.

                   (i) The Purchasers agree that they will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the
Securities Act except pursuant to either (1) the Registration Statement, (2)
Rule 144 of the Securities Act or (3) any other exemption from registration under the Securities Act, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Purchaser or its plan of distribution to the extent required by applicable law.

                   (ii) In addition to any suspension rights under paragraph
(iii) below, upon the happening of any pending corporate development, public filing with the SEC or similar event, that, in the judgment of Company's Board of Directors, renders it advisable to suspend use of the Prospectus or upon the request by an underwriter in connection with an underwritten public offering of the Company's securities, the Company may, on not more than two (2) occasions for not more than forty-five (45) days on each such occasion, suspend use of the
Prospectus, on written notice to each Purchaser (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case each Purchaser shall discontinue disposition of Registrable Shares covered by the Registration Statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Purchasers or until the Purchasers are advised in writing by the Company that sales of Registrable Shares under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. The suspension and notice thereof described in this Section 5(c)(ii) shall be held in strictest confidence and shall not be disclosed by the Purchasers.

                   (iii) Subject to paragraph (iv) below, in the event of: (1)
any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information, (2) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a
Registration Statement or the initiation of any proceedings for that purpose,
(3) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the
Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (4) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that

                                      -15-

in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated
therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Purchasers (the "SUSPENSION NOTICE") to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such
Suspension Notice, the Purchasers will discontinue disposition of Registrable
Shares covered by to the Registration Statement or Prospectus (a "SUSPENSION")
until the Purchasers' receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Purchasers are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any
Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Purchasers. The Suspension and Suspension
Notice described in this Section 5(c)(iii) shall be held in strictest confidence and shall not be disclosed by the Purchasers.

                   (iv) Provided that a Suspension is not then in effect, the
Purchasers may sell Registrable Shares under the Registration Statement, provided that the selling Purchaser arranges for delivery of a current
Prospectus to the transferee of such Registrable Shares to the extent such delivery is required by applicable law.

                   (v) In the event of a sale of Registrable Shares by a
Purchaser, such Purchaser must also deliver to the Company's transfer agent, with a copy to the Company, a certificate of subsequent sale reasonably satisfactory to the Company, so that ownership of the Registrable Shares may be properly transferred. The Company will cooperate to facilitate the timely preparation and delivery of certificates (unless otherwise required by applicable law) representing Registrable Shares sold.

              (d) Indemnification. For the purpose of this Section 5(d), the term "REGISTRATION STATEMENT" shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration
Statement referred to in Section 5(a).

                   (i) Indemnification by the Company. The Company agrees to
indemnify and hold harmless each of the Purchasers, their respective officers, directors, agents and employees, and each person, if any, who controls any
Purchaser within the meaning of the Securities Act, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers, such officers, directors, agents or employees, or such controlling persons may become subject, under the
Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the
Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in

                                      -16-

any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser, each of its respective directors, officers, agents and employees, and each such controlling person for any reasonable legal and other expenses as such reasonable expenses are incurred by such Purchaser, such director, officer, agent or employee, or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment to or supplement of the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, (2) the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement respecting resale of the Purchased Shares or the sale of the Underlying Shares, or (3) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent
Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

                   (ii) Indemnification by the Purchaser. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, officers, agents and employees, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, its directors, officers, agents and employees, or any controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld)
insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration
Statement, the Prospectus, or any amendment or supplement to the Registration
Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration
Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and the Purchaser will reimburse the Company, each of its directors, officers, agents and employees, and any controlling persons for any reasonable legal and other expense incurred by the Company, its directors, officers, agents and employees, and any controlling persons, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission with respect to which the Purchaser has delivered to the Company in writing a correction before the occurrence of the event from which such loss was incurred.
Notwithstanding the provisions of this Section 5(d), the Purchaser shall not be liable for any indemnification obligation under this Agreement in

                                      -17-

excess of the aggregate amount of net proceeds received by the Purchaser from the sale of the Registrable Shares pursuant to the Registration Statement.

                   (iii) Indemnification Procedure.

                        (1) Promptly after receipt by an indemnified party under
this Section 5(d) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5(d), promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5(d) or otherwise, to the extent it is not prejudiced as a result of such failure.

                        (2) In case any such action is brought against any
indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5(d) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

                             a) the indemnified party shall have employed such
counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party, representing all of the indemnified parties who are parties to such action); or

                             b) the indemnifying party shall not have employed
counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action against the indemnified party,

in each of which cases the reasonable fees and expenses of counsel for the indemnified party shall be at the expense of the indemnifying party.

                   (iv) Contribution. If the indemnification provided for in
this Section 5(d) is required by its terms but is for any reason held to be unavailable to, or is otherwise insufficient to hold harmless, an indemnified party under this Section 5(d) with respect to any

                                      -18-

losses, claims, damages, liabilities or expenses referred to in this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement:

                        (1) in such proportion as is appropriate to reflect the
relative faults of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or

                        (2) if the allocation provided by clause (1) above is
not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (1) above but the relative benefits received by the Company and the Purchaser from the sale of the
Purchased Securities.

         The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount to which the consideration paid by such Purchaser to the Company pursuant to this Agreement for the Purchased Securities purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "DIFFERENCE") between the amount such Purchaser paid for the
Purchased Securities that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the
Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate material fact relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(d)(iii), any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any such action or claim. The provisions set forth in
Section 5(d)(iii) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 5(d)(iv); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 5(d)(iii) for purposes of indemnification. The Company and each
Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 5(d)(iv) were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section
5(d)(iv), no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such
Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)
shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 5(d)(iv) are several and not joint.

                                      -19-

              (e) Rule 144 Information. For two years after the date of this
Agreement, the Company shall file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action to the extent required to enable the Purchasers to sell the Purchased Shares and the
Underlying Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

         6. ADVISORY FEE. The Purchasers acknowledge that the Company intends to pay to C.E. Unterberg, Towbin, as financial advisor, a fee in respect of the sale of the Purchased Securities. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Purchased Securities to the Purchasers. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing by the Company to C.E. Unterberg, Towbin or any other person or firm acting on behalf of the Company hereunder.

         7. CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT CLOSING. The
obligations of the Purchasers under Section 1(b) of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

              (a) Representations and Warranties True. Each of the
representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof
(provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

              (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein;
provided, however, that the Company may furnish to each Purchaser a facsimile copy of the warrant representing the Purchased Warrants and of the stock certificate representing the Purchased Shares, with the original warrant and original stock certificate held in trust by counsel for the Company until delivery thereof on the next business day.

              (c) Compliance Certificate. The Company will have delivered to the
Purchasers a certificate signed on its behalf by its Chief Executive Officer or
Chief Financial Officer certifying that the conditions specified in Sections
7(a) and 7(b) hereof have been fulfilled.

              (d) Agreement. The Company shall have executed and delivered to the Purchasers this Agreement.

              (e) Securities Exemptions. The offer and sale of the Purchased
Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of

                                      -20-

the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

              (f) No Suspension of Trading or Listing of Common Stock. The
Common Stock of the Company (i) shall be designated for quotation or listed on
Nasdaq and (ii) shall not have been suspended from trading on Nasdaq.

              (g) Good Standing Certificates. The Company shall have delivered to the Purchasers a certificate of the Secretary of State of the State of
Delaware, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.

              (h) Secretary's Certificate. The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company's Secretary attaching and certifying to the truth and correctness of (1) the Certificate of
Incorporation, (2) the Bylaws and (3) the resolutions adopted by the Company's
Board of Directors in connection with the transactions contemplated by this
Agreement.

              (i) Opinion of Company Counsel. The Purchasers will have received an opinion on behalf of the Company, dated as of the date of the Closing, from
Kramer Levin Naftalis & Frankel LLP, counsel to the Company, in the form attached as Exhibit C.

              (j) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

              (k) Amount Invested. The Purchasers under this Agreement shall have tendered at closing not less than $3,375,000 in the aggregate for the
Purchased Securities.

              (l) Other Actions. The Company shall have executed such
certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in connection with the transactions contemplated hereby.

         8. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

              (a) Representations and Warranties True. The representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the
Closing.

                                      -21-

              (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

              (c) Agreement. The Purchasers shall have executed and delivered to the Company this Agreement (and Appendix II hereto).

              (d) Securities Exemptions. The offer and sale of the Purchased
Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

              (e) Payment of Purchase Price. The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Purchased Securities as specified in Section 1(b).

              (f) Other Actions. The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

              (g) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

         9. MISCELLANEOUS.

              (a) Successors and Assigns. The terms and conditions of this
Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding at least a majority of the total aggregate number of Purchased Shares and Underlying Shares then outstanding (excluding any shares sold to the public pursuant to Rule 144 or otherwise). Any Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Purchased Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

              (b) Governing Law. This Agreement will be governed by and
construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. EACH PARTY HEREBY
IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY
TRIAL FOR THE

                                      -22-

ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT
OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

              (c) Survival. The representations and warranties of the Company and the Purchasers contained in Sections 3 and 4 of this Agreement shall survive until the first (1st) anniversary of the Closing Date.

              (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

              (e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

              (f) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i)
personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (A) if to the Purchaser, at the Purchaser's address or facsimile number set forth on Exhibit A to this
Agreement, or at such address or facsimile number as the Purchaser may designate by giving at least ten (10) days' advance written notice to the Company or (b)
if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days' advance written notice to the Purchaser. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.

         The address of the Company for the purpose of this Section 9(f) is as follows:

                  Globecomm Systems Inc.
                  45 Oser Avenue
                  Hauppauge, New York  11788
                  Tel: (631) 231-9800
                  Fax: (631) 951-3241
                  Attention: Andrew C. Melfi

                  with a copy to:
                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Tel: (212) 715-9100
                  Fax: (212) 715-8085
                  Attention: Richard H. Gilden

                                      -23-

              (g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least seventy-five percent
(75%) of the total aggregate number of Purchased Shares and Underlying Shares then outstanding (excluding any shares sold to the public pursuant to Rule 144 or otherwise). Any amendment effected in accordance with this Section 9(g) will be binding upon the Purchasers, the Company and their respective successors and assigns.

              (h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this
Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

              (i) Entire Agreement. This Agreement, together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

              (j) Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the
Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

              (k) Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

              (l) Fees, Costs and Expenses. Except as otherwise provided for in this Agreement, all fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby
(including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

              (m) 8-K Filing and Publicity. On the Closing Date, the Company
shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the "8-K FILING"
including all attachments). Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to issue any press release or make any other public disclosure (including a press release
(concerning the offering of the Purchased Securities) pursuant to Rule 135(c)
under the Securities Act) with respect to such transactions (i) in

                                      -24-

substantial conformity with the 8-K Filing and (ii) as is required by applicable law, regulations, and Nasdaq rules; and, provided further, that no such release may identify a Purchaser unless such Purchaser has consented thereto in writing, or as required by law.

              (n) Stock Splits, Dividends and other Similar Events. The
provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

              (o) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under this Agreement.
The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  [Remainder of page intentionally left blank.]

                                      * * *

                                      -25-

                                                                  EXECUTION COPY

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                      GLOBECOMM SYSTEMS INC.

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                      [PURCHASER SIGNATURE PAGES TO FOLLOW]

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF DECEMBER   , 2003

                                  BY AND AMONG

                             GLOBECOMM SYSTEMS INC.

                        AND EACH PURCHASER NAMED THEREIN

         The undersigned hereby executes and delivers to Globecomm Systems Inc., the Purchase Agreement (the "AGREEMENT") to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature sage, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

                           Number of Units:
                                           ---------------

                           "Purchaser"
                                      ------------------------------------------

                           Signature:
                                      ------------------------------------------

                           Name:
                                 -----------------------------------------------

                           Title:
                                  ----------------------------------------------

                           Address:
                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                           Telephone:
                                      ------------------------------------------

                           Facsimile:
                                      ------------------------------------------

                           E-mail:
                                  ----------------------------------------------

                           Tax ID Number:
                                         ---------------------------------------